DATED                                                                           2010

(1)     FIRST CORPORATION

(2)     CARUSO (UK) LIMITED

(3)     ANDREW JOHN CLARKE

____________________________________

CONTRACT FOR SERVICES

____________________________________

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THIS AGREEMENT dated	2010

PARTIES:

(1)	FIRST CORPORATION, a public limited company registered in (..............), whose registered office is at (.................) (the "Company");
(2)	CARUSO (UK) LIMITED, a company registered in England and Wales under Company No. 04985501, whose registered office is at Maranello, Watch House Green, Felsted, Essex CM6 3EF (the "Contractor"); and
(3)	ANDREW JOHN CLARKEof 6 Kildare House, Lister Avenue, Knightingdale Crescent, Harold Wood, RM3 0GT (the "Consultant").

RECITALS:

(A)

The Contractor is engaged in business offering consultancy services in relation to business management and it is able to engage the Consultant who has skill, knowledge and experience in that field to perform such services.

(B)

In reliance upon that skill, knowledge and experience, the Company wishes to engage the Contractor to provide certain services which will be performed by the Consultant. The Contractor and the Consultant have agreed to accept the engagement on the following terms.

AGREEMENT:

1	Definitions and Interpretation
1.1 In this Agreement:
"Appointment"	means the appointment of the Contractor in accordance with Clause 2;
"Board"	means the board of directors for the time being of the Company (or any director or committee of directors authorised by the Board);
"Commencement Date"	Dd/mm/2010;
"Group"	means the Company and each Group Company;
"Group Company"

means any company, partnership, body corporate or unincorporated association wherever incorporated or based which is a parent undertaking or subsidiary undertaking (both as defined by Sections 1159 and 1162 of the Companies Act 2006) of the Company or a subsidiary undertaking of the parent undertaking (as so defined) of the Company from time to time;

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"Intellectual Property"

means patents, trademarks and service marks (whether registered or not), registered design rights, utility models, database rights and applications for any of the foregoing and the right to apply in any part of the world for such rights, copyright, design rights, inventions, business or trade names and other rights of protection in respect of Technology and any other intellectual property rights or similar rights in any country;

"Period of this Agreement"	means the period commencing on the Commencement Date and continuing until terminated by notice under Clause 12.1 below or subject to earlier termination as provided in this Agreement;
"Services"	means the services set out in Schedule 1 hereto or as varied from time to time by agreement in writing between the parties;
"Technology"

means methods, techniques, discoveries, inventions (whether patentable or not), formulae, formulations, equipment descriptions, designs, plans, layout, drawings, formats, computer software programs (including the relative source codes), assembly, quality control, installation and operating procedures, operating manuals, technical and marketing information, data, know-how and other information of a cumulative or technical nature;

"Working Day"	means a day (not being a Sunday or Public Holiday, or a day on which the Consultant has advised the Company that he shall be on holiday), consisting of not less than seven Working Hours; and
"Working Hour"	means an hour of actual work exclusive of meal breaks.
1.1 Unless the context otherwise requires, each reference in this Agreement to:
1.2.1	"writing", and any cognate expression, includes a reference to any communication effected by facsimile transmission or similar means;
1.2.2	a "business day" or a "working day" is a reference to any day other than Saturday or Sunday which is not a bank or public holiday in the United Kingdom;
1.2.3	a statute or a provision of a statute is a reference to that statute or provision as amended or re-enacted at the relevant time;
1.2.4	"this Agreement" is a reference to this Agreement and each of the Schedules, as amended or supplemented at the relevant time;

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1.2.5	a Schedule is a schedule to this Agreement and a clause or paragraph is a reference to a Clause of this Agreement (other than the Schedules) or a paragraph of the relevant Schedule.
1.3	In this Agreement
1.3.1	any reference to the parties includes a reference to their respective personal representatives, heirs, successors in title and permitted assignees;
1.3.2	any reference to a person includes any body corporate, unincorporated association, partnership or any other legal entity;
1.3.3	words importing the singular number include the plural and vice versa; and
1.3.4	words importing any gender include any other gender.
1.4	The headings in this Agreement are for convenience only and shall not affect its interpretation.
2	Appointment and Performance of the Service
2.1	The Company appoints the Contractor to carry out the Services for the Period of this Agreement.
2.2

Any particular time for performance of the Services shall be as specified in Schedule 1 hereto and time shall be of the essence. If no time for performance of the Services is specified the Contractor shall perform the Services within a reasonable time.

3	Duties of the Contractor
3.1

The Contractor shall, and shall ensure that the Consultant will, comply with any requirements specified in Schedule 1. Unless otherwise specifically instructed in writing by the Company for the performance of the services and will ensure that the services comply with the instructions and directions given by the Board from time to time.

3.2

The Contractor warrants and undertake to the Company that any work undertaken in the performance of the Services shall be free from defect in design and workmanship and shall be undertaken with the highest standard of care and diligence.

3.3

The Contractor warrants that it shall ensure both in respect of the performance of the Services and any materials or products (including without limitation designs, marketing or other strategies, promotional material, promotions or advertising) produced by the Contractor used by or on behalf of the Company as a result of the Services that the relevant requirements of any statute, statutory instrument, order, regulation or other legislation, or code of practice are complied with and the Contractor undertakes, at its own expense to take such legal advice as is necessary to ensure all such legislation and codes of practice are complied with.

3.4	The Contractor undertakes to the Company that it will:

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3.4.1

keep detailed records of all activities undertaken in connection with the provision of the Services and shall at the Company' request make such records available for inspection and/or provide copies thereof to the Company;

3.4.2	ensure that the Services are performed by the Consultant;
3.4.3

if the Company shall so require in writing, take in respect of the Consultant any action which the Company may consider reasonably necessary for the purpose of securing compliance of the Contractor and/or the Consultant with the provisions of this Agreement;

3.4.4	shall procure that the Consultant uses reasonable endeavours to promote and protect during the term of this Agreement the interests of the Company; and
3.4.5	not do or omit to do any act, the doing of which or the omission of which would or might cause a breach of this Agreement.
4	Covenants of the Consultant
4.1	The Consultant covenants with and warrants to the Company that:
4.1.1	the Contractor is entitled to contract for the supply of his services in accordance with the terms and conditions of this Agreement;
4.1.2	he will use his reasonable endeavours to promote and protect the interests of the Company during the term of this Agreement;
4.1.3	he will not do or omit to do any act the doing of which or the omission of which would or might cause the Contractor to be in breach of this Agreement;
4.1.4

he will observe and comply with the requirements of any obligation imposed on the Contractor under Clauses 3.1 to 3.4 above or elsewhere in this Agreement to ensure that the Contractor complies with such requirements.

4.2

The Consultant shall not during the Appointment engage, enter into, undertake or be concerned or in any manner interested in any capacity either directly or indirectly whether paid or unpaid in any other occupation or business or trade or the setting up of any business or trade that is directly engaged in the provision of facilities and services in relation to securities and instruments of a kind that are the subject of services provided by the Company or which are derived from any such securities and instruments.

4.3

The Consultant shall not at any time during the continuance of this Agreement without the previous written consent of the Board engage or be concerned or interested, either directly or indirectly, in any other trade, profession, business or occupation which in the reasonable opinion of the Board would materially interfere with the proper performance of his duties or hold any directorship in any company other than a member of the Group without prior written approval from the Board which shall not be unreasonably withheld in the case of non-executive directorships of companies that are not in competition with the business of the Group.

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4.4

During the continuation of the Appointment the Consultant shall not directly or indirectly procure to obtain for his own benefit (or for the benefit of any other person (other that the Company)) any payment, rebate, discount, commission, voucher, gift or other benefit (with the exception of reasonable corporate entertainment) from any third party in respect of any business transacted or proposed to be transacted (whether or not by him) by or on behalf of the Company or any member of the Group or its clients and shall immediately disclose and account to the Company for any such payment or benefit received by him (or by any other person on his behalf or at his instruction).

5	Regulatory Requirements
5.1	The Consultant shall not deal in any shares or other securities issued by the Company or by any other Group Member:
5.1.1	in contravention of the insider dealing provisions of the Criminal Justice Act 1993; nor
5.1.2	other than in accordance with any code for dealing in the Company's securities adopted by the Board.
5.2	The Consultant shall promptly notify to the secretary of the Company:
5.2.1	written particulars of any share transactions relating to the Consultant or any person connected to the Consultant which are required by law to be notified to the Company; and
5.2.2

all relevant information relating to the Consultant or any such connected person which the Company is required to notify to the London Stock Exchange in accordance with or pursuant to its AIM Rules or, if applicable, the listing rules of the UK Listing Authority.

5.3	The Consultant shall, insofar as applicable to him as a result of him being a director or employee of the Company, comply with all relevant provisions of:
5.3.1	rules governing any share transactions relating to the Consultant or any person connected to the Consultant which are required by law to be notified to the Company; and
5.3.2	the AIM Rules or, if relevant, the listing rules of the UK Listing Authority.
6	Intellectual Property
6.1

The Contractor agrees that all Intellectual Property in all Technology and other documents and materials produced by or on behalf of the Contractor or the Consultant in connection with or relating to this Agreement (including but not limited to all inventions, improvements, promotions, formulae, designs, models, prototypes, programs, sketches, drawings, manuals, source code and plans) (hereinafter referred to as the "Documents") shall vest in and belong to the Company and the Contractor shall at the request of the Company, take all such steps and execute all such assignments and other documents as the Company may require to ensure that all Intellectual Property vests in and belongs to the Company and for the registration or protection of the Company's rights in Intellectual Property.

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6.2

The Contractor covenants with and represents to the Company that any Technology produced by or for the Contractor or the Consultant pursuant to this Agreement will not infringe rights in Intellectual Property owned by a third party whether by reason of the use or exploitation of any such Technology or otherwise.

6.3

In the event that any Intellectual Property in any Documents produced on behalf of the Contractor vests in or will vest in the Contractor, the Contractor warrants that it is the sole beneficial owner of all Intellectual Property, produced in connection with or relating to this Agreement and that the Contractor shall and will be free to assign such rights without any third party claims, loss, charges or encumbrances of any kind and that the Contractor is free of any duties or obligations to third parties which may conflict with the terms of this Agreement.

6.4

Without prejudice to Sub-Clauses 6.1 to 6.3, the Contractor agrees that all Intellectual Property in any programs supplied to the Company shall vest in the Company and that the Contractor shall provide the Company with the source code for such programs and all such other documents, information and materials relating to the programs as the Company may from time to time require and the Contractor agrees to provide and enter into such agreement in respect of support for the programs as the Company may request from time to time.

7	Waiver of Moral Rights

The Contractor and the Consultant hereby irrevocably waive any rights either may have to be identified as the author of any copyright work produced pursuant to this agreement under Sections 77 and 80 of the Copyright, Designs and Patents Act 1988. The Consultant and the Contractor undertake to ensure that their directors, officers and employees shall not acquire any right to be identified as the authors of any copyright work.

8	Confidentiality
8.1

For the purposes of this Agreement "Restricted Information" means, in relation to either party, information which is disclosed or become known to the Contractor, the Consultant and the Company pursuant to or in connection with this Agreement (whether orally or in writing or any other medium, and whether or not the information is expressly stated to be confidential or marked as such).

8.2

The Contractor and the Consultant undertake that, except as provided by Clause 8.3 or as authorised in writing by the Company, they will, at all times during the continuance of this Agreement and for ten years after its termination:

8.2.1	keep confidential all Restricted Information;
8.2.2	no disclose any Restricted Information to any other person;
8.2.3	not use any Restricted Information for any purpose other than as contemplated by and subject to the terms of this Agreement;

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8.2.4	not make any copies of, record in any way or part with possession of any Restricted Information; and
8.2.5	ensure that none of the Representatives does any act which, if done by that party, would be a breach of the provisions of this clause.
8.3	The Contractor and the Consultant may:
8.3.1	disclose any Restricted Information to:
8.3.1.1	any of its directors or officers or;
8.3.1.2	any governmental or other authority or regulatory body;

to such extent only as is necessary for the purposes contemplated by this Agreement, or as required by law, and in each case subject to the Contractor or the Consultant first informing the person in question that the Restricted Information is confidential and (except where the disclosure is to any such body as is mentioned in 8.3.1.2 above) obtaining and submitting to the other party a written undertaking from the person in question, as nearly as practicable in the terms of this Clause, to keep the Restricted Information confidential and to use it only for the purposes for which the disclosure is made; and

8.3.2

use any Restricted Information for any purpose, or disclosure it to any other person, to the extent only that it is at the date of this Agreement, or at any time after that date becomes, public knowledge through no fault of that party, provided that in doing so that party does not disclose any part of that Restricted Information which is not public knowledge.

9	Personal Data
9.1	In this clause the "Acts" means the Data Protection Act 1984 and as relevant, and, where appropriate, terms used in this Clause shall have the meanings ascribed to them in the Acts.
9.2

In the event that the Contractor or the Consultant have access to personal data held by the Company for any reason or are provided or supplied with personal data by the Company for any purpose, the Contractor and the Consultant shall:

9.2.1

use and/or hold such personal data only for the purposes and in the manner directed by the Company and shall not otherwise modify amend or alter the contents of such personal data or disclose or permit the disclosure of such personal data to any third party unless specifically authorised in writing by the Company and shall take all such steps as may be necessary to safeguard such personal data; and

9.2.2	comply in all respects with the Acts and shall not do or permit anything to be done which might jeopardise or contravene the terms of the Company's registration or under the Acts; and

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9.2.3

defend, hold harmless and fully indemnify the Company against all liability, damages, costs, claims and expenses which it may incur by reason of any default under this Clause or any breach of the Acts attributable to or caused, directly or indirectly, by the Contractor and the Consultant.

9.3

The Company accepts no liability whatsoever for any inaccuracies in the personal data or for the obtaining and/or processing of the personal data unless caused by the wilful default or negligence of the Company or its Representatives.

10	Price and Payment
10.1

The Company shall pay the Contractor for the Services at the rate of £5,000 per annum. In addition performance bonuses may be paid as compensation for material added value as agreed by the Board and/or remuneration committee from time to time. The price payable for the Services shall, subject to Clause 11, be inclusive of all other charges

10.2

The Contractor shall be entitled to render invoices and payment of any sums due shall be made within seven days from the business days on which the Company receives the Contractor's invoice and any other appropriate documentation provided that the invoice is correctly addressed.

10.3

Payment by the Company shall be without prejudice to any claims or rights which the Company may have against the Contractor and the Consultant and shall not constitute any acceptance by the Company of the performance by the Contractor or the Consultant of its obligations hereunder.

10.4

The Company shall have the right to deduct from any monies due or which may become due to the Contractor any monies or sums recoverable from the Contractor to the Company in respect of any claim whatsoever. The Contractor or the Consultant shall not be entitled to set off against any sums payable to the Company any sums which it may be owed or are payable to it by the Company.

11	Expenses
11.1

The Consultant shall be reimbursed for all travelling expenses (other than expenses relating to travel between the Consultant's home and the Company' place of business specified below) and subsistence expenses occurring otherwise than during a Working Day provided such expenditure is reasonable and necessary for the proper performance of the Services and provided that at all times the Company shall not in any event be obliged to reimburse expenditure which is in excess of the following limits applied by the Board from time to time.

11.2

The Company shall be under no obligation to reimburse the Contractor or the Consultant for the costs and expenses incurred by the Contractor or by the Consultant in providing the Services or otherwise in the conduct of the Appointment except to the extent that the Company expressly agrees to reimburse such expenses under Clause 6.1 above.

11.3	Where any expenses (including without limitation transport, hotel, meal subsistence or administration expenses) incurred by the Contractor or the

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Consultant in the performance of the Services are to be reimbursed by the Company under this Agreement or have otherwise been agreed in writing by a duly authorised representative of the Company, such expenses shall be payable in accordance with the terms set out in this Agreement or otherwise in accordance with the practices applied by the Company at the directors of the Board from time to time, provided that the Contractor shall submit vouchers or receipts to support each claim for expenses and such claims are countersigned by any duly authorised representative of the Company.

12	Duration and Termination
12.1	This Agreement may be terminated by the Company or by the Contractor on giving to the other not less than twelve months written notice to expire at any time hereafter.
12.2	The Company shall have the right to terminate this Agreement forthwith upon notice if the Contractor and/or the Consultant:
12.2.1

breaches any terms or conditions of this Agreement which is not capable of remedy, or, in the case of a breach which is capable of remedy, if the Contractor and/or Consultant fails to take all reasonable steps to remedy the same within fourteen days of notice by the Company specifying the breach and requiring the same to be remedied, save that where the Contractor and/or the Consultant commits a breach of this Agreement which is capable of remedy on more than two, occasions in a thirty day period the Company shall be entitled to terminate the Agreement forthwith notwithstanding that the Contractor or Consultant has taken steps to remedy the breach on previous occasions;

12.2.2	if the Consultant is unable to carry out any Services for a period of fourteen days or more for any reason including without limitation sickness or injury;
12.2.3	if the Consultant becomes prohibited by law from being a director;
12.2.4	if the Consultant resigns his office of director of the Company;
12.2.5

if the office of director of the Company held by the Consultant is vacated pursuant to the Company's Articles of Association save if the vacation shall be caused by illness (including mental disorder or injury); and/or

12.2.6

if the Consultant is guilty of a breach of the rules or regulations as amended from time to time of AIM, the UK Listing Authority (including the Model Code for transactions in securities by directors of listed companies), the Financial Services Authority or any regulatory authorities relevant to the Company or any Group Company or any code of practice issued by the Company (as amended from time to time).

12.3	Either party may forthwith terminate this Agreement by giving written notice to the other party if:

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12.3.1	any sum owing to that party by that other party under any of the provisions of this Agreement is not paid within thirty days of the due date for payment;
12.3.2

that other party commits any other breach of any of the provisions of this Agreement and, if the breach is capable of remedy, fails to remedy it within thirty days after being given written notice giving full particulars of the breach and requiring it to be remedied;

12.3.3	an encumbrancer takes possession, or where that other party is a Contractor, a receiver is appointed, of any of the property or assets of that other party;
12.3.4	that other party makes any voluntary arrangement with its creditors or, being a Contractor, becomes subject to an administration order (within the meaning of the Insolvency Act 1986);
12.3.5

that other party, being an individual or firm, has a bankruptcy order made against it or, being a Contractor, goes into liquidation (except for the purposes of amalgamation or re-construction and in such a manner that the Contractor resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

12.3.6	anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other party; or
12.3.7	that other party ceases, or threatens to cease, to carry on business.
12.4

Termination of this Agreement shall be without prejudice to the accrued rights of the Company or the Contractor prior to the date of termination except that in the event of termination of this Agreement by the Company under Clause 12.2 or otherwise the Company shall not be liable to the Contractor or the Consultant for any loss, claim, damage, fees, liabilities, costs or expenses (whether direct, indirect, economic, financial, consequential (including without limitation loss of profit, loss of goodwill, loss of sales revenue, loss of contract and loss of opportunity) or otherwise) suffered by the Contractor or the Consultant other than where the Agreement is terminated pursuant to Sub-Clause 12.4 where the Company shall pay the Contractor the proportion of the price payable for the Services as relates to the work properly and satisfactorily carried out where the Services are charged on a time basis, for the time properly and necessarily spent on the Services prior to termination.

13	Effects of Termination
13.1	Upon the termination of this Agreement for any reason:
13.1.1	any sum owing by either party to the other under any of the provisions of this Agreement shall be immediately payable;
13.1.2

each party shall (except to the extent referred to in Clause 19) forthwith cease to use, either directly or indirectly, any Restricted Information, and shall forthwith return to the other party any documents in its possession or control which contain or record any Restricted Information;

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13.1.3	each party shall consent to the cancellation of any formal licence in respect of any rights granted to it, or of any record of it in any register, under or pursuant to this Agreement;
13.1.4	any provision of this Agreement which is expressed to continue in force after termination shall continue in full force and effect; and
14	Restrictions
14.1	In this Clause:
"Restricted Business"

the business of the Company and/or a Group Company carried on at the time of the termination of the Appointment with which the Consultant was involved to any material extent during the period of 6 months ending on the Termination Date;

"Restricted Customer"

any person who or which was a customer of the Company or a Group Company during the period of 6 months prior to the Termination Date and with whom the Consultant had contact in the course of the Appointment;

"Restricted Employee"

any person who was at the Termination Date employed by the Company or a Group Company and who by reason of his/her seniority or expertise and/or knowledge of the Company's or Group Company's confidential information could be likely to be able to assist or benefit to a material extent, any business in or proposing to be in competition with the Company or a Group Company in relation to the Restricted Business and with whom the Consultant dealt in the 6 months prior to the Termination Date in the course of the Appointment;

"Restricted Period"	during the continuance of this Agreement and for the period of 12 months from the Termination Date;
"Restricted Prospective Customer"

any person with whom, to the knowledge of the Consultant, the Company or a Group Company was at any time during the period of 6 months immediately preceding the Termination Date, in negotiations with (e.g. prices discussed or quotations issued) with a view to it becoming a customer of the Company or otherwise had material dealings with the Company or a Group Company;

"Restricted Supplier"	any person who or which was a supplier of goods or services to the Company or a Group Company at any time during the period of 6 months ending on the Termination Date; and
"Termination Date"	the date on which this Agreement is terminated by notice given under Clause 12.1 or otherwise.
14.2	Each of the Contractor and the Consultant covenants and undertakes that he or it shall not, without the prior written consent of the Company, for:

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14.2.1	the Restricted Period, be engaged directly or indirectly in or concerned in any business, which is in competition with or preparing to be in competition with the Restricted Business;
14.2.2

solicit or endeavour to entice away from the Company and/or a Group Company the business or custom of a Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with or preparing to be in competition with the Restricted Business;

14.2.3

provide goods or services to or otherwise have any business dealings with any Restricted Customer in the course of any business concern which is in competition with or preparing to be in competition with the Restricted Business;

14.2.4

interfere or seek to interfere with the dealings of the Company and/or a Group Company with any Restricted Customer or the terms relating to the dealings of the Company and/or a Group Company with any Restricted Customer;

14.2.5

obtain goods or services from or otherwise have any business dealings with any Restricted Supplier in the course of any business concern which is in competition with or preparing to be in competition with the Restricted Business;

14.2.6	interfere with the continuance of supply by or the terms relating to the dealings of the Company and/or a Group Company with a Restricted Supplier;
14.2.7	solicit or attempt to solicit any Restricted Prospective Customer with a view to providing goods or services to the Restricted Prospective Customer in competition with the Restricted Business;
14.2.8	have any business dealings with any Restricted Prospective Customer in competition with any Restricted Business; and
14.2.9

in the course of any business concern which is in competition with or preparing to be in competition with any Restricted Business offer employment to or otherwise endeavour to entice away from the Company or a Group Company any Restricted Employee.

14.3

All prohibitions upon the Consultant in this Clause 14 shall include as a distinct covenant the acts of any company or business in which he is directly engaged concerned or interested and shall also include acts done by him alone or jointly whether on him or any such companies' or business' account or for any other person and whether as principal, controlling shareholder, partner, executive, agent, consultant, adviser or otherwise directly or indirectly.

14.4

The Contractor and the Consultant hereby agrees and declares that if any one or more or any part of the covenants contained in this clause shall be rendered or judged invalid or unenforceable by a court of competent jurisdiction then such covenant, covenants or part of a covenant shall be deemed to be severed from this Agreement and such invalidity or enforceability shall not affect the validity or enforceability of the remaining

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covenant, covenants or part of a covenant contained in this clause notwithstanding the fact that it appears in the same clause, sub-clause or sentence as any other covenant or is imposed by the introduction of a word or phrase conjunctively with or disjunctively from or alternatively to other words or phrases and the each of the Contractor and the Consultant hereby acknowledges that the above restrictive covenants are fair and reasonable in the circumstances for the protection of the goodwill of and/or the business of the Company and a Group Company.

15	Nature of the Agreement
15.1

Each party shall be entitled to perform any of the obligations undertaken by it and to exercise any rights granted to it under this Agreement through any other Member of its Group, provided that any act or omission of that other Member shall, for all the purposes of this Agreement, be deemed to be the act or omission of the party in question.

15.2

Subject to Clause 15.1 this Agreement is personal to the parties and neither party may assign, mortgage, or charge (otherwise than by floating charge) or sub-license any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations hereunder, except with the written consent of the other party.

15.3

This Agreement contains the entire agreement between the parties with respect to its subject matter and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

15.4

Each party acknowledges that, in entering into this Agreement, it does not rely on any representation, warranty or other provision except as expressly provided in this Agreement, and all conditions, warranties or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

15.5

No failure or delay by either party in exercising any of its rights under this Agreement shall be deemed to be a waiver of that right, and no waiver by either party of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

15.6

If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision.

16	Notices and Service
16.1	Any notice or other information required or authorised by this Agreement to be given by either party to the other shall be given by:
16.1.1	delivering it by hand;
16.1.2	sending it by pre-paid registered post; or
16.1.3	sending it by facsimile transmission or comparable means of communication;

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to the other party at the address given in Clause 16.4.
16.2

Any notice or information given by post in the manner provided by Clause 16.1.2 which is not returned to the sender as undelivered shall be deemed to have been given on the [second] day after the envelope containing it was so posted; and proof that the envelope containing any such notice or information was properly addressed, pre-paid, registered and posted, and that it has not been so returned to the sender, shall be sufficient evidence that the notice or information has been duly given.

16.3

Any notice or information sent by facsimile transmission or comparable means of communication shall be deemed to have been duly given on the date of transmission, provided that a confirming copy of it is sent as provided in Clause 16.1.2 to the other party at the address given in Clause 16.4 within 24 hours after transmission.

16.4

Service of any notice or of any document for the purposes of any legal proceedings concerning or arising out of this Agreement shall be effected by either party by causing it to be delivered to the other party at its registered or principal office, or in the case of the Consultant, his address as stated above, or to such other address as may be notified to it by the other party in writing from time to time.

17	Relationship of the Parties
Nothing herein contained shall be construed or have effect as constituting any relationship of employer and employee between the Company and the Contractor or the Consultant.
18	Survival

The provisions of Clauses 6 (Intellectual Property); 7 (Waiver of Moral Rights); 8 (Confidentiality); 9 (Personal Data); 13 (Effects of Termination); 14 Restrictions; 18 (Survival) and 20 (Applicable Law and Jurisdiction); shall continue to apply notwithstanding termination of this Agreement.

19	Miscellaneous
19.1

Each party shall from time to time (both during the continuance of this Agreement and after its termination) do all such acts and execute all such documents as may be reasonably necessary in order to give effect to the provisions of this Agreement.

19.2

Except as required by law or the requirements of any regional Stock Exchange, neither party shall make or procure or permit any other person to make any press or other public announcement concerning any aspect of this Agreement without first obtaining the agreement of the other party to the text of that announcement.

19.3

This Agreement may be executed in a number of counterparts and shall come into force once each party has executed such a counterpart in identical form once each party has executed such a counterpart in identical form and exchanged the same with the other party.

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20	Applicable Law and Jurisdiction
20.1	English law shall apply to the whole of this Agreement.
20.2	The parties hereby agree to the non-exclusive jurisdiction of the English Courts.

IN WITNESS whereof this Agreement has been executed on the day and year written above.

SIGNED by:	)
for FIRST CORPORATION	)
in the presence of:	)

SIGNED by:	)
for CARUSO (UK) LIMITED	)
in the presence of:	)

SIGNED by:	)
for ANDREW JOHN CLARKE	)
in the presence of:	)

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SCHEDULE - THE SERVICES

THE SERVICES

The Consultant shall provide as many Working Days of effort as shall from time to time be required by the Company for the purposes of conducting the business activities of the Company and the Group.

The Consultant shall hold office as the Chief Executive Officer of the Company and shall carry out such duties and tasks as may be assigned to him by the Board of Directors in that capacity from time to time.

The Consultant will be responsible for implementing the policies and strategies of the Board of Directors, in particular, identifying suitable business for acquisition and investment and implementing the completion of said acquisitions and investments.

The Consultant will otherwise be responsible for the supervision of the business and affairs of the Company and for reporting to the Board of Directors in accordance with the regulations for corporate governance and delegation of authority from time to time adopted by the Company.

The Consultant shall hold office as an Executive Director of the Company.

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